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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related prospectus of Graham-Field Health Products, Inc. and subsidiaries for the registration of $100,000,000 of its 9-3/4% Senior Subordinated Notes due 2007, Series A and to the inclusion of our report on the consolidated financial statements and schedule of Fuqua Enterprises, Inc. dated February 20, 1997, (except for the last paragraph of Note 2, as to which the date of our report is February 26,
1997).



                                           /s/ ERNST & YOUNG LLP



Atlanta, Georgia
December 23, 1997